NEPHROS, INC.
SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”) is made as of the date set forth on the signature page hereof between Nephros, Inc., a Delaware corporation having a place of business at 41 Grand Avenue, River Edge, NJ 07661 (the “Company”), and the undersigned (the “Purchaser”).

1.           Subscription. The Purchaser, intending to be legally bound, hereby agrees to purchase from the Company shares of the Company’s Common Stock (the “Shares”) at a price of $0.93 per Share (the “Per Share Purchase Price”) in the amount set forth on the signature page hereof (the “Subscription Amount”).  Purchasers shall also receive a warrant (the “Warrant” and with the Shares the “Units”) to purchase a number of shares of the Company’s Common Stock equal to the aggregate number of Shares purchased by the Purchaser hereunder multiplied by fifty percent (50%) (the “Warrant Shares” and with the Shares and the Warrant the “Securities”).   The Warrant shall be in the form attached hereto as Exhibit A and be exercisable for a period of five years from the date of the Closing hereunder at an exercise price equal to $1.12 per Warrant Share.  The Company is offering up to $3,000,000 in aggregate purchase price of Shares (the “Offering”), subject to over-allotment at the Company’s discretion.  Closings will be conducted on a rolling basis as funds are received.  The Warrant and this Subscription Agreement are referred to herein as the “Transaction Documents”.  The minimum subscription amount is $100,000, subject to the discretion of the Company to accept lesser amounts on a case-by-case basis.

2.           Closing, Deliverables and Wire Instructions.

(a)           Closing.  At 4:00 p.m. EST on Friday July 24, 2009, each Purchaser shall purchase from the Company, severally and not jointly with the other Purchasers, and the Company shall issue and sell to each Purchaser, Shares with an aggregate Per Share Purchase Price equal to such Purchaser’s Subscription Amount (rounded to the nearest whole share), together with the Warrant.

(b)           Deliveries.

(1)           On or promptly after the date of Closing, the Company shall deliver or cause to be delivered to each Purchaser the following:

i.	this Agreement duly executed by the Company;

ii.	a certificate evidencing the Shares, registered in the name of such Purchaser; and

iii.           the executed Warrant in the name of such Purchaser.

(2)           On or before the date of Closing, each Purchaser shall deliver or cause to be delivered to the Company the following:

i.	this Agreement duly executed by such Purchaser; and

ii.	such Purchaser’s Subscription Amount by wire transfer.

(c)           Wire Instructions.  Subscriptions should be wired as follows:

Bank Name:        HSBC Bank
Bank Address:    12 E. Palisade Ave.
                          Englewood, NJ 07631
ABA #:                021001088
Account Name:   Nephros, Inc.
Account #:          392-01892-6

3.           Purchaser Representations and Warranties.  The Purchaser hereby represents, warrants, acknowledges and agrees as follows:

(a)           The Units are not registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws.  The Purchaser understands that the offering and sale of the Units is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) thereof and the provisions of Regulation D promulgated thereunder, or not subject to such requirement, by virtue of Regulation S promulgated under the Securities Act, based, in part, upon the representations, warranties and agreements of the Purchaser contained in this Subscription Agreement.

(b)           The Purchaser has reviewed the Company’s public filings under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all other documents requested by the Purchaser, has carefully reviewed them and understands the information contained therein.  Neither the Commission nor any state securities commission has approved the Units, or passed upon or endorsed the merits of the Offering.

(c)           The Purchaser agrees that it will not will not sell, make any short sale of, pledge, grant any option for the purchase of or otherwise dispose of any of the Shares or Warrants purchased hereunder without the prior written consent of the Company until January 31, 2010. The Company shall place a stop transfer order with the Company’s transfer agent and outside counsel to prevent the transfer of the Shares or Warrants in violation of this Agreement.

(d)           All documents, records and books pertaining to the investment in the Units (including, without limitation, the Transaction Documents) have been made available for inspection by the Purchaser and its representatives. Purchaser hereby acknowledges that all such information is confidential and Purchaser shall not disclose any such confidential information to any third party other than as set forth herein.

(e)           The Purchaser has had reasonable time and opportunity to have discussions with, ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the offering of the Units, the terms and conditions of the investment and the business, financial condition, results of operations and prospects of the Company, and all such questions have been answered to the full satisfaction of the Purchaser.

(f)           In evaluating the suitability of an investment in the Company, the Purchaser has not relied upon any representation or other information (oral or written) other than as stated herein.

(g)           The Purchaser is unaware of, is in no way relying on, and did not become aware of the offering of the Units through or as a result of, any form of general solicitation or general advertising as those terms are used in Regulation D under the Securities Act, including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, in connection with the offering and sale of the Units and is not subscribing for Units and did not become aware of the offering of the Units through or as a result of any seminar or meeting to which the Purchaser was invited by, or any solicitation of a subscription by, a person not previously known to the Purchaser in connection with investments in Shares or Warrants generally.

(h)           The Purchaser has taken no action which would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Subscription Agreement or the transactions contemplated hereby.

(i)            The Purchaser has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities similar to the Shares and Warrants, so as to enable the Purchaser to utilize the information made available to it in connection with the Offering of the Units to evaluate the merits and risks of an investment in the Units and the Company and to make an informed investment decision with respect thereto.

(j)            The Purchaser is not relying on the Company or any of its employees, officers or agents with respect to the legal, tax, economic and related considerations as to an investment in the Units, and the Purchaser has relied on the advice of, or has consulted with, only his own advisors.

(k)           The Purchaser is acquiring the Units solely for the Purchaser's own account for investment and not with a view to resale, assignment or distribution thereof, in whole or in part.  The Purchaser has no agreement or arrangement, formal or informal, with any person to sell or transfer all or any part of the Units, and the Purchaser has no plans to enter into any such agreement or arrangement.  The Purchaser will not engage in hedging transactions with respect to the Securities or the securities received upon exchange of the Securities unless in compliance with the registration requirements of the Securities Act.  Other than the transaction contemplated hereunder, the Purchaser has not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with the Purchaser, executed any disposition, including short sales as defined in Rule 200 of Regulation SHO under the Exchange Act (but not including the location and/or reservation of borrowable shares of Common Stock), in the securities of the Company during the period commencing from the time that the Purchaser first received from the Company or any other Person notice of the proposed details of the transactions contemplated hereunder until the date this Agreement is in effect (“Discussion Time”).  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser's assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser's assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Units covered by this Agreement.  Other than to other Persons party to this Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence, terms and proposed details of this transaction) and has not used any such confidential information.

(l)           The Purchaser must bear the substantial economic risks of the investment in the Units indefinitely because none of the Securities may be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available.  Subject to the terms hereunder, legends shall be placed on the Securities to the effect that they have not been registered under the Securities Act or applicable state securities laws and appropriate notations thereof will be made in the Company’s stock books.  Stop transfer instructions will be placed with the transfer agent.

(m)          The Purchaser has adequate means of providing for its current financial needs and foreseeable contingencies and has no need for liquidity of the investment in the Securities for an indefinite period of time.

(n)           The Purchaser is aware that an investment in the Units involves a number of very significant risks as described in the Company’s public filings under the Securities Act and the Exchange Act (the “Public Filings”), and the Purchaser has carefully reviewed the Public Filings.

(o)           The Purchaser meets the requirements of at least one of the suitability standards for an “accredited investor” as set forth in Regulation D promulgated under the Securities Act or is a “non-US Person” that is a “qualified investor” as defined in the European Union Prospective Directive.

(p)           The Purchaser: (i) if a natural person, represents that the Purchaser has reached the age of 21 and has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, limited liability company or partnership, association, joint stock company, trust, unincorporated organization or other entity, (A) such entity was not formed for the specific purpose of acquiring the Units, (B) such entity is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (C) the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of law or its charter or other organizational documents, (D) such entity has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the Securities, (E) the execution and delivery of this Subscription Agreement has been duly authorized by all necessary action, and (F) this Subscription Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; and (iii) if executing this Subscription Agreement in a representative or fiduciary capacity, such representative has full power and authority to execute and deliver this Subscription Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, limited liability company or limited liability partnership, or other entity for whom such representative is executing this Subscription Agreement, and such individual, ward, partnership, trust, estate, corporation, limited liability company or partnership, or other entity has full right and power to perform this Subscription Agreement and make an investment in the Company, and that this Subscription Agreement constitutes a legal, valid and binding obligation of such Purchaser.  The execution and delivery of this Subscription Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Purchaser is a party or by which it is bound.

(q)           The Purchaser had the opportunity to obtain any additional information, to the extent the Company had such information in its possession or could acquire it without unreasonable effort or expense, deemed relevant by the Purchaser and all such requested information, to the extent the Company had such information in its possession or could acquire it without unreasonable effort or expense, has been provided to Purchaser to its full satisfaction.

(r)           No oral or written representations have been made, or oral or written information furnished, to the Purchaser in connection with the offering of the Units or as to the Company, which are in any way inconsistent with the information contained in the Public Filings.

(s)           (For ERISA plans only)    The fiduciary of the ERISA plan (the “Plan”) represents that such fiduciary has been informed of and understands the Company’s investment objectives, policies and strategies, and that the decision to invest “plan assets” (as such term is defined in ERISA) in the Company is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities.  The Purchaser fiduciary or Plan (a) is responsible for the decision to invest in the Company; (b) is independent of the Company or any of its affiliates; (c) is qualified to make such investment decision; and (d) in making such decision, the Purchaser fiduciary or Plan has not relied primarily on any advice or recommendation of the Company or any of its affiliates.

(t)           The Purchaser should check the Office of Foreign Assets Control (“OFAC”) website at <http://www.treas.gov/ofac> before making the following representations. The Purchaser represents that the amounts invested by it in the Company in the Offering were not and are not directly or indirectly derived from activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals.  The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at <http://www.treas.gov/ofac>.  In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals1 or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists.

(u)           To the best of the Purchaser’s knowledge, none of: (1) the Purchaser, (2) any person controlling or controlled by the Purchaser, (3) if the Purchaser is a privately-held entity, any person having a beneficial interest in the Purchaser, or (4) any person for whom the Purchaser is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs.  Please be advised that the Company may not accept any amounts from a prospective investor if such prospective investor cannot make the representation set forth in the preceding paragraph.  The Purchaser agrees to promptly notify the Company should the Purchaser become aware of any change in the information set forth in these representations.  The Purchaser understands and acknowledges that, by law, the Company may be obligated to “freeze the account” of the Purchaser, either by prohibiting additional subscriptions from the Purchaser, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations.  The Purchaser further acknowledges that the Company may, by written notice to the Purchaser, suspend the redemption rights, if any, of the Purchaser if the Company reasonably deems it necessary to do so to comply with anti-money laundering regulations applicable to the Company or any of the Company’s other service providers.  These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

(v)           To the best of the Purchaser’s knowledge, none of: (1) the Purchaser, (2) any person controlling or controlled by the Purchaser, (3) if the Purchaser is a privately-held entity, any person having a beneficial interest in the Purchaser, or (4) any person for whom the Purchaser is acting as agent or nominee in connection with this investment is a senior foreign political figure2, or any immediate family3 member or close associate4 of a senior foreign political figure, as such terms are defined in the footnotes below.

1These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

2A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

3“Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

4A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

(w)          If the Purchaser is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if the Purchaser receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Purchaser represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities, (2) the Foreign Bank maintains operating records related to its banking activities, (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities, and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

4.           Company Representations and Warranties.  The Company hereby represents, warrants, acknowledges and agrees as follows:

(a)           Accuracy of Public Filings.  All Public Filings and reports required to be filed by the Company under the Securities Act and Exchange Act have been duly filed on a timely basis with the SEC, complied at the time of filing in all material respects with the requirements of their respective forms and the rules and regulations thereunder, except to the extent updated or superseded by any subsequently filed report, were complete and correct in all material respects as of the dates at which the information was furnished, and such reports did not contain (as of their respective dates) any untrue statements of a material fact nor omitted to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.  The Company has not disclosed to the Purchaser any material non-public information regarding the Company; and since the date of the Company’s last Public Filing there has occurred no event likely to have a material adverse effect on the business or financial condition of the Company.  The financial statements of the Company included in the Public Filings comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(b)           Organization and Qualification.  The Company is an entity duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  The Company is not in violation of any of the provisions of its Certificate of Incorporation or By-Laws.  The Company has no subsidiaries.  The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect.

(c)           Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the Offering.  The execution and delivery of this Subscription Agreement and the Warrant by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company.  This Subscription Agreement and the Warrant, when executed and delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and general principles of equity.

(d)           No Conflicts.  The execution, delivery and performance of this Subscription Agreement and the Warrant by the Company and the consummation by the Company of the Offering do not and will not: (i) conflict with or violate any provision of the Company’s Certificate of Incorporation or By-Laws, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice or lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any material property or asset of the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority as currently in effect to which the Company is subject (including federal and state securities laws and regulations), or by which any material property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate (a) adversely affect the legality, validity or enforceability of the Offering, (b) have or result in a material adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company, taken as a whole, or (c) adversely impair the Company's ability to perform fully on a timely basis its obligations under this Subscription Agreement and the Warrant (any of (a), (b) or (c), a “Material Adverse Effect”).

(e)           Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority in connection with the execution, delivery and performance by the Company of this Subscription Agreement and the Warrant, other than: (i) the filing with the Commission of a Form D pursuant to Regulation D under the Securities Act and (ii) applicable Blue Sky filings ((i) and (ii) collectively, the “Required Approvals”).

(f)           Issuance of the Securities.  The Shares and the Warrant Shares are duly authorized and, when issued and paid for in accordance with this Subscription Agreement and the Warrant, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens.  The Warrants are duly authorized and free and clear of all liens.  Assuming the accuracy of the Purchaser's representations and warranties set forth in Section 3, no registration under the Securities Act is required for the offer and sale of the Units by the Company to the Purchaser as contemplated hereby.  The Company has reserved from its duly authorized capital stock the requisite number of shares of Common Stock issuable pursuant to this Agreement and the Warrant.

5.           Covenants of the Purchaser and the Company.

(a)           Transfer Restrictions.

(1)           The Securities may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of such securities (or hedging activities involving such securities) other than pursuant to an effective registration statement or Rule 144, to the Company or to an affiliate of a Purchaser or in connection with a pledge as contemplated below, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred securities under the Securities Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement.

(2)           The Purchaser agrees to the imprinting, so long as is required by this Section 5(a), of a legend on any of the certificates evidencing the Shares and Warrant Shares in the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

(3)           Upon request, the Company will remove any legend (including the legend set forth in Section 5(a)(2)): (i) following the resale of Shares or Warrant Shares pursuant to an effective registration statement under the Securities Act covering the resale of such Shares or Warrant Shares, (ii) if such Shares or Warrant Shares are eligible for resale under Rule 144, or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission).

(b)           Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Units in a manner that would require the registration under the Securities Act of the sale of the Units to the Purchasers.

(c)           Non-Public Information.  The Company covenants and agrees that following the date of the applicable Closing neither it nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information.  The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

(d)           Disclosure; Publicity.  No Purchaser shall issue any such press release or otherwise make any such public statement with respect to the transactions contemplated hereby without the prior consent of the Company, except if such disclosure is required by law, in which case the Purchaser shall promptly provide the Company with prior written notice of such public statement or communication.  The Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (i) as required by federal securities law in connection with a registration statement and (ii) to the extent such disclosure is required by law or Trading Market regulations.

6.           Definitions.  In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated in this Section 6:

(a)           “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.  With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

(b)           “Business Day” means any day except Saturday, Sunday and any day which shall be a Federal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

(c)           “Commission” means the Securities and Exchange Commission.

(d)           “Common Stock” means the common stock of the Company, par value $0.001 per share, and any securities into which such common stock shall hereinafter been reclassified into.

(e)           “Company Counsel” shall mean Wyrick Robbins Yates & Ponton LLP.

(f)           “Per Share Purchase Price” means $0.93 per Share.

(g)           “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

(h)           “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition).

(i)           “Subscription Amount” shall mean, as to each Purchaser, the amount to be paid for the Securities purchased hereunder as specified below such Purchaser's name on the signature page of this Agreement, in United States Dollars.

(j)           “Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the New York Stock Exchange, the Nasdaq Global Market, the Nasdaq Capital Market or the OTC Bulletin Board.

(k)           “Transaction Documents” means this Agreement and the Warrant and any other documents or agreements executed in connection with the transactions contemplated hereunder.

7.           Irrevocability; Binding Effect.  The Purchaser hereby acknowledges and agrees that the subscription hereunder is irrevocable by the Purchaser, except as required by applicable law, and that this Subscription Agreement shall survive the death or disability of the Purchaser and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns.  If the Purchaser is more than one person, the obligations of the Purchaser hereunder shall be joint and several and the covenants, agreements, representations, warranties, and acknowledgments herein shall be deemed to be made by and be binding upon each such person and such person's heirs, executors, administrators, successors, legal representatives and permitted assigns.

8.           Modification.  This Subscription Agreement shall not be modified or waived except by an instrument in writing signed by the party against whom any such modification or waiver is sought.

9.           Notices.  Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested or sent by nationwide overnight courier or delivered against receipt to the party to whom it is to be given (a) if to Company, at the address set forth above, or (b) if to the Purchaser, at the address set forth on the signature page hereof (or, in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section).  Any notice or other communication given by certified mail shall be deemed given at the time that it is signed for by the recipient except for a notice changing a party's address which shall be deemed given at the time of receipt thereof. Any notice or other communication given by nationwide overnight courier shall be deemed given the next Business Day following being deposited with such courier.

10.         Assignability.  This Subscription Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Purchaser and the transfer or assignment of the Securities shall be made only in accordance with all applicable laws.

11.         Applicable Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

12.           Use of Pronouns.  All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

13.           Miscellaneous.

(a)           This Agreement and its exhibits and schedules constitutes the entire agreement between the Purchaser and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings, if any, relating to the subject matter hereof.

(b)           The Purchaser's and Company's covenants, agreements, representations and warranties made in this Agreement shall survive the execution and delivery hereof and delivery of the Units.

(c)           Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

(d)           This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

(e)           Each provision of this Subscription Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Subscription Agreement.

(f)           Section titles are for descriptive purposes only and shall not control or alter the meaning of this Subscription Agreement as set forth in the text.

SIGNATURE PAGE TO
SUBSCRIPTION AGREEMENT

Aggregate Purchase Price:  $__________________________________

Signature	Signature (if purchasing jointly)

Name Typed or Printed	Name Typed or Printed

Entity Name	Entity Name

Address	Address

City, State and Zip Code	City, State and Zip Code

Telephone-Business	Telephone—Business

Telephone-Residence	Telephone—Residence

Facsimile-Business	Facsimile—Business

Facsimile-Residence	Facsimile—Residence

Email Address	Email Address

Tax ID # or Social Security #	Tax ID # or Social Security #

Name in which securities should be issued:

Dated:   _________________ , 2009

Company Signature Page Follows

THE FOREGOING SUBSCRIPTION IS ACCEPTED AND AGREED TO this _____ day of _________________, 2009.

NEPHROS, INC.

By:______________________________________________
Ernest Elgin, CEO

EXHIBIT A

FORM OF WARRANT